UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 29, 2012

U.S. Silica Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35416	26-3718801
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

8490 Progress Drive, Suite 300 Frederick, Maryland		21701
(Address of principal executive offices)		(Zip Code)

(800) 345-6170

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation of Named Executive Officers

U.S. Silica Holdings, Inc. (the “Company”) filed with the Securities and Exchange Commission a Registration Statement on Form S-1 (Registration No. 333-175636), which became effective on January 31, 2012 (the “Effective Date”), and filed the related final prospectus (the “Prospectus”) on February 2, 2012. The summary compensation table for the 2011 fiscal year that was included in the Registration Statement and Prospectus did not reflect 2011 non-equity incentive plan compensation under the Company’s performance-based cash incentive plan because these amounts were not calculable on the Effective Date.

On February 29, 2012, the non-equity incentive plan compensation earned in 2011 by the Company’s named executive officers (“NEOs”) became calculable. The non-equity incentive plan compensation and total compensation for fiscal 2011, respectively, for the Company’s NEOs was as follows: Brian Slobodow, $235,000 and $1,929,420; William A. White, $140,000 and $399,681; Michael L. Winkler, $130,000 and $770,400; R. Dale Lynch, $82,500 and $722,950; and Bradford B. Casper, $65,000 and $718,403. Although not an NEO for fiscal 2011, Bryan A. Shinn, our current President and Chief Executive Officer, earned a payment of $200,000 under the non-equity incentive plan for 2011.

For more information regarding our non-equity incentive plan, see “Executive Compensation—Compensation Discussion and Analysis—Elements of Compensation—Performance-Based Cash Incentives” in the Prospectus.

Amendment to Employment Agreement

On February 29, 2012, the Compensation and Governance Committee of the Board approved an amendment to Mr. Slobodow’s employment agreement that provides that Mr. Slobodow will serve as the Company’s Chief Administrative Officer or in any other official capacity that the Board may direct. No other changes were made to Mr. Slobodow’s employment agreement.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Silica Holdings, Inc.

By:	/s/ William A. White
Name:	William A. White
Title:	Chief Financial Officer

Date: March 6, 2012